UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 20, 2010 (September 19, 2010)
NETEZZA CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33445	04-3527320
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

26 Forest Street
Marlborough, Massachusetts	01752
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 382-8200
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Merger Agreement
On September 19, 2010, Netezza Corporation (“Netezza”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with International Business Machines Corporation (“IBM”) and Onyx Acquisition Corp. (“OnyxSub”), a wholly owned subsidiary of IBM. Pursuant to the terms of the Merger Agreement, and subject to the conditions thereof, OnyxSub will merge with and into Netezza, and Netezza will become a wholly owned subsidiary of IBM (the “Merger”). If the Merger is completed, Netezza’s stockholders will be entitled to receive $27.00 in cash for each share of Netezza common stock owned by them as of the date of the Merger.
The consummation of the Merger is subject to certain conditions, including adoption of the Merger Agreement by Netezza’s stockholders, the continuing accuracy of Netezza and IBM’s respective representations and warranties, the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as well as any similar filings that need to be made in foreign jurisdictions. The dates for the Netezza stockholders meeting to vote on adoption of the Merger Agreement and for closing the Merger have not yet been determined.
Netezza has made representations and warranties related to its business and operations and has agreed to specified covenants in the Merger Agreement, including covenants relating to the conduct of Netezza’s business between the date of the Merger Agreement and the closing of the Merger. Additional covenants restrict solicitation of proposals for alternative transactions, obligate Netezza to complete governmental filings and seek specified governmental and other approvals, require cooperation in preparing public disclosures relating to the transaction and other matters. Netezza is also required to hold a meeting of its stockholders to seek their approval of the Merger Agreement.
The Merger Agreement contains certain termination rights of IBM and Netezza and provides that, under specified circumstances, upon the termination of the Merger Agreement Netezza will be required to pay IBM a termination fee of $56 million.
Treatment of Equity Awards under the Merger Agreement
Under the Merger Agreement, equity awards exercisable or convertible into shares of Netezza common stock outstanding at the effective time of the Merger (the “Effective Time”) will either be canceled and converted at the Effective Time into a right to receive a cash payment or, in some cases, converted into comparable awards for common stock of IBM, as described in more detail below.
Subject to any provisions to the contrary in an offer letter between an individual employee of Netezza and IBM (each such agreement, an “Offer Letter”) each stock option to acquire Netezza common stock (1) granted under Netezza’s 2000 stock incentive plan or, to the extent vested or vesting in connection with the Merger, under Netezza’s 2007 stock incentive plan, or (2) held by any non-employee director, consultant or independent contractor of Netezza or its subsidiaries will be canceled and converted into the right to receive a cash payment from IBM equal to the product of the number of shares of Netezza common stock subject to such option and the excess, if any, of $27.00 per share over the exercise price of the option. In addition, shares of Netezza restricted stock will be converted into the right to receive $27.00 per share.
Subject to the terms of any Offer Letter, each stock option to acquire Netezza common stock that is not being canceled in the manner described above will be converted into an option to acquire, on substantially the same terms and conditions as were applicable to the option prior to conversion, shares of common stock of IBM (with specified limitations). The number of shares of common stock of IBM subject to the new option and the exercise price per share of common stock of IBM will be determined based on an exchange ratio equal to a fraction, the numerator of which is $27.00 and the denominator of which is the average closing price per share of IBM common stock on the 20 trading days immediately prior to the closing date of the Merger (the “Exchange Ratio”). The exercise price per share of such option is determined by dividing the exercise price of such option prior to the Merger by the Exchange Ratio, with the result rounded up to the nearest cent.
Similarly, subject to the terms of any Offer Letter, each Netezza restricted stock unit (“RSU”), to the extent vested or vesting in connection with the Merger or held by any non-employee director, consultant or independent contractor of Netezza or its subsidiaries, will be canceled and converted for an amount in cash equal to the product of the number of shares of Netezza common stock subject to such RSU and $27.00 per share. Any RSU not canceled as described above will be converted into a restricted stock unit, subject to substantially the same terms and conditions as were applicable to such RSU prior to such conversion with respect to a number of shares of common stock of IBM determined by multiplying the number of shares of Netezza common stock subject to such RSU immediately prior to the Effective Time by the Exchange Ratio (rounded down to the nearest whole share). In determining the conversion of the performance-based RSUs granted in the fiscal year ending January 31, 2011, the shares subject to the RSUs will first be determined using an assumed adjusted operating income result at 143% of target and an assumed revenue result (for the full fiscal year) of 150% of target and then converted into the replacement RSUs, but the replacement RSUs will provide that the revenue component (and the resulting number of replacement RSUs) can be adjusted downwards after January 31, 2011 based on actual revenue for the full fiscal year but not below the number due at 100% of target.
This summary of the principal terms of the Merger Agreement and the copy of the Merger Agreement filed as an exhibit to this Form 8-K are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about Netezza in its public reports filed with the U.S. Securities and Exchange Commission. In particular, the Merger Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Netezza. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.
The Merger Agreement contains representations and warranties of Netezza, IBM and OnyxSub made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract among Netezza, IBM and OnyxSub and may be subject to important qualifications and limitations agreed to by Netezza, IBM and OnyxSub in connection with the negotiated terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for purposes allocating risk among Netezza, IBM and OnyxSub rather than establishing matters as facts.
IBM has been a strategic partner of Netezza’s for several years and the current versions of Netezza’s data warehouse appliances are based on commodity IBM blade hardware.
CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
Any statements in this Current Report on Form 8-K about future expectations, plans and prospects for Netezza, including statements about the expected timetable for consummation of the proposed transaction among IBM, OnyxSub and Netezza, and any other statements about IBM, OnyxSub and Netezza, or about Netezza’s future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the parties’ ability to consummate the transaction; the conditions to the completion of the transaction, including the receipt of Netezza stockholder approval, the regulatory approvals or court approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the arrangement within the expected time-frames or at all and to successfully integrate Netezza’s operations into those of IBM or that such integration may be more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees of Netezza may be difficult; IBM and Netezza are subject to intense competition and increased competition is expected in the future; Netezza’s dependence on a single product family for nearly all of its revenue; fluctuations in foreign currencies could result in transaction losses and increased expenses; the volatility of the international marketplace; and the other factors described in IBM’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and in its most recent quarterly report filed with the SEC, and Netezza’s Annual Report on Form 10-K for the fiscal year ended January 31, 2010 and in its most recent quarterly report filed with the SEC. IBM and Netezza assume no obligation to update the information in this Current Report on Form 8-K, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
In connection with the proposed acquisition of Netezza by IBM, Netezza intends to file relevant materials with the SEC, including Netezza’s proxy statement in preliminary and definitive form. STOCKHOLDERS OF NETEZZA ARE URGED TO READ ALL RELEVANT DOCUMENTS

FILED WITH THE SEC, INCLUDING NETEZZA’S DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov. Documents will also be available for free from Netezza by contacting Investor Relations at 508-382-8200 or ir@netezza.com. Such documents are not currently available.
IBM and Netezza and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Netezza common stock in respect of the transaction contemplated by the Merger Agreement. Information about the directors and executive officers of IBM is set forth in the proxy statement for IBM’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on March 8, 2010. Information about the directors and executive officers of Netezza is set forth in the proxy statement for Netezza’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on May 7, 2010. As of September 16, 2010, Netezza’s directors and executive officers beneficially owned approximately 3,851,497 shares of Netezza common stock, or 5.9% of the outstanding shares of Netezza common stock as of such date. In addition, certain of Netezza’s executive officers have entered into employment or transition arrangements with IBM, which will become effective as of the closing of the Merger. A more complete description of these arrangements and the interests of Netezza’s directors and executive officers with respect to the Merger will be available in the Proxy Statement.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Agreements with Executives
In connection with the execution of the Merger Agreement, each of Messrs. James Baum, David Flaxman, Patrick Scannell, Jr., Ray Tacoma and Ms. Patricia Cotter (collectively, the “Named Executive Officers”) have entered into Offer Letters that describe each officer’s employment or transition arrangement with IBM, specify the treatment of Netezza equity awards and provide for participation in a retention or transition bonus program. These programs provide for either a transition bonus within twelve months after the closing of the Merger or participation in a retention bonus program for up to three years after the closing of the Merger, payable for achievement of certain milestones after the closing. Pursuant to the Offer Letters, the Named Executive Officers have released Netezza, IBM and OnyxSub from all claims prior to their execution, contingent on the closing of the Merger.
These Offer Letters supersede and replace the retention agreements to which each of the Named Executive Officers is currently party. A description of the terms of the employment arrangements with IBM which replaces those benefits will be made available in the Proxy Statement.

Item 8.01. Other Events.
Netezza issued a press release on September 20, 2010 announcing entry into the Merger Agreement, a copy of which is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETEZZA CORPORATION
Date: September 20, 2010	By:	/s/ Patrick J. Scannell, Jr.
Patrick J. Scannell, Jr.
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX
        .

Exhibit No	Description

2.1(1)	Agreement and Plan of Merger, dated September 19, 2010, by and among International Business Machines Corporation (“IBM”), Onyx Acquisition Corp., a wholly owned subsidiary of IBM, and Netezza Corporation

99.1	Press Release issued September 20, 2010 by Netezza Corporation

(1)  Certain schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Netezza will furnish copies of any of the exhibits and schedules to the U.S. Securities and Exchange Commission upon request.